UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 20, 2010
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200
Portland, Oregon 97258
(address of Principal Executive Offices) (Zip Code)

(503) 727-4100

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

(a)      On April 20, 2010, Umpqua Holdings Corporation held its annual meeting of shareholders.

(b)      The following directors, who constitute the entire Board of Directors, were elected at the meeting by the votes indicated:

DIRECTOR	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Raymond P. Davis	75,208,246	6,964,259	303,726	14,253,757
Allyn C. Ford	80,863,398	1,258,219	331,053	14,277,318
Peggy Y. Fowler	81,353,689	783,293	334,149	14,258,857
David B. Frohnmayer	81,419,736	746,787	304,608	14,258,857
Stephen M. Gambee	81,443,976	671,116	356,038	14,258,858
Jose R. Hermocillo	81,257,634	792,092	421,405	14,258,857
William A. Lansing	81,307,330	807,074	356,725	14,258,859
Luis F. Machuca	81,477,976	584,962	408,192	14,258,858
Diane D. Miller	81,250,845	832,368	387,917	14,258,858
Hilliard C. Terry, III	81,543,536	580,559	347,036	14,258,857
Bryan L. Timm	81,309,569	776,962	384,598	14,258,859
Frank R.J. Whittaker	81,343,030	782,580	345,521	14,258,857

At the annual meeting, shareholders approved each of the following matters (with the votes on each matter as set forth below):

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Amendment to Articles of Incorporation to increase the number of authorized shares	60,473,527	8,791,991	602,711	11,749,530

Amendment to 2003 Stock Incentive Plan to provide additional shares and extend termination date.	65,488,624	14,668,980	2,313,622	14,258,762

Amendment to 2005 Performance Based Incentive Plan to extend expiration date.	68,919,616	11,207,099	2,344,511	14,258,762

Advisory vote on executive compensation.	84,612,735	7,618,687	4,498,566	-

Ratification of auditor appointment.	95,882,426	389,522	457,131	909

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: April 21, 2010	By:/s/ Kenneth E. Roberts Kenneth E. Roberts Assistant Secretary